UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006

AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-51728 (Commission File Number)	43-1481791 (I.R.S. Employer Identification No.)

100 Clark Street, St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)
(636) 940-6000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 6, 2006, American Railcar Industries, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of January 24, 2006 (the “Loan Agreement”), among the Company, North Fork Business Capital Corporation, as administrative agent for various lenders, and the lenders party thereto.
The CIT Group/Business Credit, Inc. (“CIT Business Credit”) is a lender under the Loan Agreement. An affiliate of CIT Business Credit, The CIT Group/Equipment Financing, Inc. (“CIT Rail”), is a long-term, significant customer of the Company. In 2005, CIT Rail accounted for approximately 20% of the Company’s revenues.
Prior to the Amendment, the Loan Agreement provided for a revolving credit facility that had a total commitment of the lesser of (i) $75 million or (ii) an amount equal to a percentage of eligible accounts receivable plus a percentage of eligible raw materials and finished goods inventory. Giving effect to the Amendment, the revolving credit facility under the Loan Agreement now has a total commitment of the lesser of (i) $100 million or (ii) an amount equal to a percentage of eligible accounts receivable plus a percentage of eligible raw materials, work in process and finished goods inventory.
The Amendment increased the capital expenditure sub-facility included within the revolving credit facility under the Loan Agreement from $15 million to $30 million, based on a percentage of the costs related to equipment the Company may acquire. The Amendment eliminated the inventory sub-limit of $40 million and work in process inventory is now deemed eligible inventory for borrowing base purposes.
The Amendment extended the outside expiration date of the Loan Agreement and maturity of the revolving credit loans from January 23, 2009 to October 5, 2009.
Other than as amended by the Amendment, the Loan Agreement remains in full force and effect. The description above is a summary of the terms of the Amendment, the Loan Agreement and related documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. A copy of the Amendment is attached to this report as Exhibit 10.40 and is incorporated herein by reference. A copy of the Loan Agreement was filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 28, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
     The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION

10.40
First Amendment, dated as of October 6, 2006, to Amended and Restated Loan and Security Agreement dated as of January 24, 2006, among American Railcar Industries, Inc., North Fork Business Capital Corporation, as administrative agent for various lenders, and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 12, 2006	AMERICAN RAILCAR INDUSTRIES, INC.
	By:	/s/ William P. Benac
		Name:	William P. Benac
		Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.40
First Amendment, dated as of October 6, 2006, to Amended and Restated Loan and Security Agreement dated as of January 24, 2006, among American Railcar Industries, Inc., North Fork Business Capital Corporation, as administrative agent for various lenders, and the lenders party thereto.